Exhibit 10.5

English Translation

CGEN Digital Technology (Shanghai) Co., Ltd. AND CGEN Digital

Media Network Co., Ltd.

Exclusive Technical Consulting and Service Agreement

This Exclusive Technical Consulting and Service Agreement (“this Agreement”) is made by the two parties below:

CGEN Digital Technology (Shanghai) Co., Ltd., a wholly foreign-owned limited liability company incorporated and validly existing under the laws of the People’s Republic of China (“China”), hereinafter referred to as “Party A”; and

CGEN Digital Media Network Co., Ltd., a limited liability company incorporated and validly existing under Chinese laws, hereinafter referred to as “Party B”.

WHEREAS:

1) Party A is mainly specialized in the development, sales and related commercial, technical and customer services of digital media applied technologies as well as computer software and hardware and has rich experience, expertise and resources in the R & D of digital media applied technologies and computer software and hardware, market development and customer support of related services, technical consulting services, etc.

(2) Party B is mainly specialized in cultural media and advertising services and hopes to further develop the businesses as may be included in its business scope from time to time (hereinafter referred to as “Party B’s Businesses”) by cooperating with Party A.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, both parties, through friendly negotiations and abiding by the principle of equality and mutual benefit, hereby agree as follows:

Article 1 Technical Consultancy and Services

1.1 Both parties agree that subject to the conditions of this Agreement, Party B will appoint Party A to provide the services as set forth in Annex 1 to it on an exclusive basis.

1.2 Party B shall actively assist Party A in fulfilling the said work, including, but not limited to, providing related data, technical requirements and instructions, etc.

1.3 The valid term of this Agreement is five years. Before this Agreement expires, both parties shall extend the term of this Agreement if so requested by Party A and sign another exclusive technical consulting and service agreement.

1.4 Party A is the exclusive provider providing the technical consulting and service contents under this Agreement to Party B. Except with Party A’s prior written consent, Party B shall not accept all or part of the technical consulting and service contents under this Agreement from any third party.

Article 2 Service Fee

2.1 Both parties agree that as a consideration for the technical consultancy and technical services rendered by Party A to Party B under Article 1.1 hereof, Party B shall timely pay Party A the reasonable service fee in the amount as is reasonably determined from time to time by Party A’s board of directors. The amount of service fee shall be determined on the basis of the following factors:

(a) The technical difficulty and complexity of services;

(b) The time spent by Party A’s employees on consultancy and services;

(c) The specifics and commercial value of services; and

(d) The market reference price of the same type of services.

2.2 The said service fee shall be paid on a quarterly basis. Party B shall, within fifteen workdays after any next quarter commences, pay the service fee of previous quarter to the bank account as designated by Party A according to the received bill. After remittance, Party B shall fax or mail the copy of remittance voucher to Party A.

2.3 If Party A is of the opinion that the service pricing mechanism as set out in this Article becomes inappropriate for whatsoever reason and needs to be adjusted, Party B shall, within seven workdays after receiving the written request about fee adjustment from Party A, negotiate with Party A actively and in good faith so as to determine the new fee standard or mechanism.

Article 3 Confidentiality

3.1 Any and all rights, titles, interests and intellectual property rights arising from the performance of this Agreement, including, but not limited to, software copyright, patent right, technical secrets, business secrets, etc, shall belong solely and exclusively to Party A.

3.2 Party B shall make appropriate and reasonable efforts to keep confidential all or part of Party A’s information that is marked as “confidential” or to Party B’s knowledge, is of a confidential nature (hereinafter referred to as “Confidential Information”). Without Party A’s written consent, Party B shall not disclose, give or transfer the Confidential Information to any third party. Once this Agreement is terminated, Party B shall return all documents, materials or software containing the Confidential Information to Party A or destroy them according to Party A’s requirements, delete any Confidential Information from all memory devices concerned and cease to use such Confidential Information. Party B shall cause its employees, agents or consultants to be bound by these obligations.

3.3 Both parties agree that this confidentiality article shall survive the change, cancellation or termination of this Agreement, unless otherwise terminated by both parties in writing.

3.4 Party B undertakes that if it violates the foregoing provisions, it will compensate the losses thus incurred to Party A.

Article 4 Liability for Breach of Contract

4.1 Where Party B fails to pay service fee to Party A at the time as specified in this Agreement, it shall pay liquidated damages to Party A. if such failure lasts for ten workdays or longer, Party A may, to the extent being permitted by related laws, exercise all its rights under the equity pledge agreement signed between Party A and Party B.

4.2 In the event that Party A fails to perform this Agreement pursuant to the provisions of this Agreement, Party A shall compensate the losses thus incurred to Party B.

Article 5 Force Majeure

5.1 Force majeure as mentioned herein refers to war, fire, earthquake, flood and other natural disasters, or any event which is unforeseeable and unavoidable when both parties sign this Agreement.

5.2 Should either party be prevented from or delayed in performing all or part of its obligations under this Agreement owing to force majeure, it shall be exempt from the Liability for Breach of Contract arising therefrom, but it shall continue to perform this Agreement after the influence of force majeure is removed. If the influence of force majeure makes it impossible to perform this Agreement, both parties may terminate this Agreement and negotiate for a resolution.

Article 6 Change, Cancellation and Termination of Agreement

6.1 Any valid change of this Agreement shall be made by a written instrument signed by both parties.

6.2 Should either party fail to perform this Agreement within the agreed-upon term and remain so within thirty days thereafter, the other party shall be entitled to terminate this Agreement upon giving a notice to defaulting party. Notice of termination shall take effect as of the date of arrival.

6.3 Within the valid term of this Agreement, where either party files any bankruptcy petition or a bankruptcy petition is filed by any third person against it, or it is involved in bankruptcy liquidation proceedings or it is prohibited from business operations by any supervisory government department or it is bereft of its status of a legal person or other capacity as a subject of law for other reason, the other party shall be entitled to terminate this Agreement. Notice of termination shall take effect as of the date of arrival.

6.4 The change and termination of this Agreement shall not influence either party’s right of claim. Where the change and termination of this Agreement causes losses to either party, the faulty party shall be liable for compensation except for the portion that can be exempted in accordance with laws.

Article 7 Applicable Law and Resolution of Disputes

7.1 The formation, validity, interpretation, performance, amendment and termination of and resolution of disputes in connection with this Agreement shall be governed by Chinese laws.

7.2 Any dispute arising from or out of the performance of or in connection with this Agreement shall be resolved by both parties through friendly negotiations. In case no resolution can be reached by both parties through negotiations, such dispute shall be referred to China International Economic and Trade Arbitration Commission Shanghai Sub-commission (“CIETAC”) for arbitration in accordance with CIETAC’s arbitration rules then in effect. The language of arbitration proceedings shall be Chinese. The arbitral award shall be final and binding upon both parties. Arbitration expenses shall be borne by the losing party.

Article 8 Miscellaneous

8.1 This Agreement shall go into effect as of the date when it is signed and sealed by both parties.

8.2 After this Agreement becomes effective and is performed, both parties may execute a supplementary agreement with respect to anything not covered herein or the new situation occurring during the performance of this Agreement. Such supplementary agreement shall form an integral part of this Agreement.

8.3 This Agreement is executed in two originals, with each party holding one original. Both originals shall have the same legal effect.

8.4 Any notice given by both parties in order to perform their respective rights and obligations under this Agreement shall be in writing and sent to the addresses of both parties as stated in the first page of this Agreement or such other addresses as may be notified from time to time by both parties in written form (including fax and telex). Such notice shall be deemed to be served on the recipient: if by hand delivery, at the time of service; if by telex and fax, at the time of sending (if date of service is not a business day or service is after business hours, next business day is date of service).

8.5 This Agreement shall bind upon both parties and their respective successors and permitted assigns. Without the prior written consent of the other party, neither party shall transfer any of its rights or obligations under this Agreement.

IN WITNESS WHEREOF, both parties hereto have executed this Agreement in Shanghai as of the date below.

Party A: CGEN Digital Technology (Shanghai) Co., Ltd.

(Common seal)

Authorized representative: (Signature):

Party B: CGEN Digital Media Network Co., Ltd.

(Common seal)

Authorized representative: (Signature):

Date: January 16, 2006

Annex 1

Technical Consulting and Service Contents

To the extent being permitted by related laws, the exclusive technical consulting and service contents to be provided by Party A to Party B will mainly include:

1 Timely provide technical consulting opinions on the technical questions regarding Party B’s Businesses as may be raised by Party B from time to time;

2 Be responsible for the ongoing maintenance, monitoring, debugging and troubleshooting of the project equipment and computer network equipment regarding Party B’s Businesses;

3 Based on Party B’s requests those are made from time to time, make related investigations and acquire relevant data and materials concerning Party B’s technical problems and requirements during business operations, provide the investigation findings and reports within the time limit required by Party B and also render to Party B (such as, but not limited to) the technical design, schemes, drawings, data, parameters, standards, computer software, programs, databases, technical research results of the same type, reports and materials in connection with technical problems;

4 Provide other related technical support, training, consultancy and services for Party B according to the provisions of this Agreement;

5 With regard to the matters requiring Party A to provide technical licenses during Party B’s business operations, provide such technical licenses to Party B;

6 Based on Party B’s requirements regarding market development and marketing, provide related market information, industry information, customer information and technical information to Party B;

7 Provide the arrangement, analysis and processing services of the information as mentioned in Item 6 above for Party B;

8 Make project feasibility study for Party B and furnish preliminary feasibility study reports and related market consulting services to Party B;

9 Provide support and services for the preparation of Party B’s market development and marketing strategies and schemes.